Exhibit 3.2

The State of Ohio

Bob Taft

Secretary of State

LP    3757

It is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that said records show the filing and recording of:    CLP

of:

BOECKLING, L.P.

United States of America State of Ohio Office of the Secretary of State	Recorded on Roll 6152 at Frame 0286 of the Records of Incorporation and Miscellaneous Filings.

Witness my hand and the seal of the Secretary of State at Columbus, Ohio, this 30TH day of DEC , A.D. 1997 Bob Taft Secretary of State

Prescribed by Bob Taft, Secretary of State 30 East Broad Street, 14th Floor Columbus, Ohio 43266-0418 Form CLP (July 1994)

CERTIFICATE OF LIMITED PARTNERSHIP

The undersigned, desiring to form a limited partnership in accordance with Ohio Revised Code Chapter 1782, do hereby certify as follows:

1.	The name of the limited partnership shall be	Boeckling, L.P.
(See instruction #1 regarding name)

2.		The address of the principal place of business of the partnership shall be:

One Causeway Drive
(street and number)

Sandusky Ohio 44871
(city, village or township) (state) (zip code)

3.		The name and address of the limited partnership’s agent for service of process in Ohio is:

Richard L. Kinzel One Causeway Drive
(name of agent) (street and number)

Sandusky Ohio 44871
(city, village or township) (zip code)

4.		The name and business or residence address of each GENERAL PARTNER is:

Name Address

Magnum Management Corporation P.O. Box 5006, Sandusky, Ohio 44871-5006

(If insufficient space to cover this item, please attach additional sheet)

5. The undersigned hereby certify that this limited partnership has been in existence since , (date of filling with country recorder’s office)
and that this certificate is being filed solely to comply with Ohio Revised Code Section 1782.63(A)(1).

The foregoing item 5 is to be completed, and is applicable ONLY IF the subject limited partnership was in existence prior to July 1, 1994. If not applicable, please insert “N/A”-in-the-blank-designated-for the-pre-existing date.

6.        Other provisions (optional):

(If insufficient space for additional provisions, please attach a separate sheet)

IN WITNESS WHEREOF, the undersigned have caused this Certificate to be executed this         23rd     day of     December                                         , 19  97        .

(If insufficient space for all signatures, please attach a separate sheet containing additional signatures)

INSTRUCTIONS

1.        Pursuant to ORC 1782.02, the name of the limited partnership must include the words “Limited Partnership”, “L.P.”, “Limited”, or “Ltd.”, and shall NOT contain the name of a limited partner unless either of the following are true:

a.	It is also the name of a general partner;

b.	the business of the limited partnership had been carried on under that name before the admission of that limited partner.

2.        Pursuant to ORC 1782.01(H), a limited partnership must be created by a minimum of two persons. The certificate must be signed by all General Partners.

3.        *If this certificate of limited partnership is being filed solely to comply with the provisions of Ohio Revised Code Section 1782.63(A)(1), then no filing fee is required.

[Ohio Revised Code Section 1782.08]

☐	UNIFORM COMMERCIAL CODE FILING
☒	CORPORATE FILING
CORPORATIONS ONLY
☐	EXPEDITE SERVICE	☒	PICK-UP	☐	MAIL
CORRESPONDENCE

PLEASE RETURN THE ATTACHED DOCUMENTS TO:

SQUIRE, SANDERS & DEMPSEY
NAME OF YOUR FIRM OR COMPANY

LAURIE WILLIAMS
ATTENTION
1300 Huntington Center 41 S. High Street Columbus OH 43215
STREET, CITY, STATE, ZIP CODE

(614)365-2700
TELEPHONE NUMBER
UCC ONLY
☐ MAIL ☐ PICK-UP
IF NOT CHECKED, IT WILL BE MAILED.